As filed with the Securities and Exchange Commission on September 19, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CEA INDUSTRIES INC.
(Exact name of registrant as specified in our charter)

Nevada	27-3911608
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

David Namdar, Chief Executive Officer

CEA Industries Inc.
385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Michael Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002-2925

(713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CEA INDUSTRIES INC.

64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,099 Asset Manager Warrants to Purchase up to 990,099 Shares of Common Stock

990,099 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 41,754,478 shares (the “PIPE Shares”) of common stock, par value $0.00001 per share (“Common Stock”) issued to the investors of the PIPE Offering (as defined herein), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,750,510 shares of Common Stock with an exercise price per share equal to $0.00001, (iii) 7,750,510 shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) warrants (the “Strategic Advisor Warrants”) to purchase up to 5,940,598 shares of Common Stock with an exercise price per share equal to $0.00001, (v) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”), (vi) warrants (the “Asset Manager Warrants”) to purchase up to 990,099 shares of Common Stock with an exercise price per share equal to $10.23, (vii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants (the “Asset Manager Warrant Shares”), (viii) warrants (the “Stapled Warrants”) to purchase up to 49,504,988 shares of Common Stock with an exercise price per share equal to $15.15, and (ix) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Stapled Warrant Shares”).

This prospectus also relates to the issuance by CEA Industries, Inc., a Nevada corporation of up to (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants (the “Primary Issuance Securities”).

The PIPE Shares, Pre-Funded Warrants and Stapled Warrants were issued pursuant to that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cash Securities Purchase Agreement”), by and among CEA Industries Inc. (the “Company”) and each purchaser party thereto, and that certain Securities Purchase Agreement, dated as of July 28, 2025 (the “Cryptocurrency Securities Purchase Agreement”, and collectively with the Cash Securities Purchase Agreement the “Securities Purchase Agreements”), by and among the Company and each purchaser party thereto, in a private placement offering (the “PIPE Offering”) that closed on August 5, 2025.

The Strategic Advisor Warrants were issued by the Company to the strategic advisors pursuant to two separate Strategic Advisor Agreements, each dated as of August 5, 2025 (the “Strategic Advisor Agreements”), by and between the Company and individually each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (collectively the “Strategic Advisors”). The Asset Manager Warrants were issued by the Company to 10X Capital Partners LLC (the “Asset Manager”) in connection with the PIPE Offering pursuant to that certain Asset Management Agreement, dated as of August 5, 2025 (the “Asset Management Agreement”). We refer to the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, Strategic Advisor Warrant Shares, Asset Manager Warrants, Asset Manager Warrant Shares, Stapled Warrants and Stapled Warrant Shares collectively as the “Securities” in this prospectus.

We are registering the issuance and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

Other than with respect to the Primary Issuance Securities, we are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full.

Our Common Stock and warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BNC” and “BNCWW,” respectively. On September 18, 2025, the closing price as reported on Nasdaq was $10.90 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “BNC,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to CEA Industries Inc., a Nevada corporation, and its wholly owned subsidiaries.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:.

●	our business prospects and the transition we are making to limit our historic engineering and grow facility operations while seeking new opportunities in the Canadian vape products market;

●	our overall financial condition and outstanding debt obligations;

●	the impact on our business from our restructuring and our ability to transition our operations;

●	the inherent uncertainty of product development and product selection to meet customer and client requirements, and whether there are or will be warranty claims;

●	regulatory, legislative and judicial developments;

●	competitive pressures in our current and future businesses;

●	the ability to effectively operate our business, including servicing our existing customers and obtaining new business in our markets;

●	our relationships with our customers and suppliers and our reliance on a limited number of customers and suppliers;

●	changes in our business strategy and development plans, and in our plans for seeking strategic alternatives;

●	the success of our BNB treasury strategy;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital, as needed from time to time, to fund our operations and business strategy, including possible strategic alternatives and acquisitions;

●	our ability to identify, complete and integrate potential strategic alternatives and acquisitions;

●	future revenue being lower than expected;

●	the substantial changes in the amount and current size of our backlog for the CEA (as defined herein) business and our ability to convert backlog into revenue in a timely manner, or at all;

●	our intention not to pay dividends;

●	our ability to maintain our listing of the shares of Common Stock and common stock purchase warrants on Nasdaq and the price volatility and limited trading volumes of our securities in the public market; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, Transition Report on Form 10-KT, and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus and information incorporated by reference in this prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, our Transition Report on Form 10-KT, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Company Overview

General

CEA Industries Inc., through our subsidiary, Surna Cultivation Technologies LLC, has been focused on selling environmental control and other technologies and services to the Controlled Environment Agriculture (“CEA”) industry. The CEA industry aims to optimize the use of horticultural resources such as water, energy, space, capital, and labor, to create an agriculture business that is more efficient and more productive than those that use traditional farming methods. Typically, the CEA industry has been focused on indoor agriculture and vertical farming.

Headquartered in Colorado, we aim to provide customers with a variety of value-added technology solutions that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements. We offer our customers a variety of service and product offerings that include: (i) air handling equipment and systems, (ii) air sanitation products, (iii) LED lighting, and (iv) benching and racking solutions for indoor cultivation.

Description of Fat Panda Business

In June 2025, we acquired Fat Panda Ltd. (“Fat Panda”), a retailer and manufacturer of e-cigarettes, vape devices and e-liquids. Fat Panda is central Canada’s largest retailer and manufacturer of e-cigarettes, vape devices and e-liquids, with a market share exceeding 50% in the region. Fat Panda operates 33 retail locations, including 29 Fat Panda stores and four Electric Fog vape outlets, in the provinces of Manitoba, Ontario and Saskatchewan. Fat Panda also serves a wide range of customers through its online e-commerce platform. Its retail footprint is complemented by a comprehensive portfolio of products, including its own line of premium e-liquids manufactured in-house, along with a robust portfolio of trademarks and intellectual property.

As Central Canada’s first dedicated vaping product retailer, Fat Panda’s inventory consists solely of high-quality vaping goods. This allows for dedicated investment of funds toward vaping products, yielding a market-leading catalogue of hundreds of various devices, and a countless array of flavors to suit a diverse clientele base. Over the years, Fat Panda has established a highly loyal customer base by curating a product lineup that considers multiple factors including familiarity with vaping systems, previous nicotine dependence, and ergonomics, among other product elements.

Over the last decade, Fat Panda has invested heavily in its in-house manufacturing of e-liquids, allowing it to drastically reduce the cost of the highest value commodity in its product offering. With proprietary recipes, and exclusivity to only Fat Panda retail outlets (where applicable), consumer retention is high with the uptake of Fat Panda’s own house-line of products. Furthermore, wholesale of these goods are allowed to alternate retailers in regions where a Fat Panda is not located, which Fat Panda believes acts as a feeder for expanded representation and marketing of the Fat Panda brand.

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Located in the geographic center of Canada, Fat Panda’s headquarters in Winnipeg, Manitoba also acts as the central distribution hub for all locations in the retail chain. Each satellite location receives at minimum one shipment from the warehouse per week for all goods manufactured in-house. Third party goods are shipped direct from external suppliers and can occur as often as necessary, allowing for enhanced turnover and manageable inventory levels per location.

Fat Panda’s webstore similarly operates from the warehouse, with an ever-expanding catalogue, online sales have increased significantly in recent years, currently grossing over $250,000 per month with a dedicated employee and other shared resources with warehousing.

Being the earliest entrant in the Central Canadian market in 2013, Fat Panda was able to establish itself as the only dedicated retailer of vaping products at the time. Operating virtually alone in the space, a monopolistic scenario provided the revenue and resources for reinvestment to open multiple locations before any substantial competitor was able to enter the market. As a result, the brand became synonymous with vaping goods in the region, paving the way for future success and recognition as Fat Panda expanded geographically outwards from Winnipeg. This is evident as on many occasions, a competitor will attempt to disrupt a specific market by establishing near a Fat Panda retail store, but the Fat Panda location experiences no or only a minor drop in business at said location.

Similarly, taking into account the preferences of different clientele, Fat Panda acknowledges that although the aim of its locations is to encourage any and all types of clients to visit, some clients prefer an alternative aesthetic and product offerings. Research is continuous on other retail chains that have established within the same market, with focus on four nearby competitors that may be considered as holding sizable market share. Exploration into synergies, or mergers may be considered in the future.

Recent Developments

Private Placement Offering

On July 28, 2025, CEA Industries Inc. entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “PIPE Offering”) (i) an aggregate of 41,754,478 shares of Common Stock, at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,750,510 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants”) to purchase an aggregate of 49,504,988 shares of Common Stock (the “Stapled Warrant Shares”) at an exercise price of $15.15 per Stapled Warrant. In the PIPE Offering, the Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants. The Company closed the Offering on August 5, 2025.

The Company intends to use the net proceeds from the PIPE Offering to acquire the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB” and contribute the BNB to the Company’s treasury operations. At least 20% of the net proceeds from the PIPE Offering will be used in activities carried on for the production of income from performing services, including but not limited to blockchain validation services, blockchain lending services or other decentralized finance services. 5% of the net proceeds (after the payment of such fees and expenses) are expected to be invested into approved validator, wrapping and staking technology in furtherance of the Company’s business and its treasury management.

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offerings registering the resale of the Common Stock sold in the Offerings, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, and certain securities to be issued to the Company’s strategic advisor.

On August 5, 2025, the Company announced in a press release that it had closed the PIPE Offering as of August 5, 2025 to support the implementation of its BNB-focused treasury strategy. The PIPE Offering delivered $500,000,000 in gross proceeds plus up to an additional $750,000,000 that may be received from the exercise of the Pre-Funded Warrants and Stapled Warrants.

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Asset Management Agreement

In connection with the Offering, on August 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (the “Asset Manager”) pursuant to which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets in accordance with a defined treasury strategy (the “Treasury Strategy”). The Treasury Strategy is primarily focused on BNB and BNB equivalents, primarily within the BNB ecosystem.

The assets subject to the Asset Management Agreement consist of the net proceeds from the PIPE Offering as well as any other cash or digital assets designated by the Company as part of its treasury (the “Treasury Assets”). The Treasury Assets are held in cryptocurrency wallets established and controlled by the Company’s Asset Manager (or an affiliate), with custody maintained by a custodian acceptable to the Company’s Strategic Committee.

The Asset Manager is compensated according to a management fee schedule set forth in the Asset Management Agreement and is also entitled to a one-time issuance of warrants to purchase shares of the Company’s Common Stock equal to 2% of the aggregate number of shares and Pre-Funded Warrants issued in the Offerings. The Company is responsible for all reasonable and documented expenses related to the operation of the Treasury Strategy, including custodial, banking, brokerage, transaction, and other related fees. The Asset Manager does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Asset Management Agreement has a term of twenty years. If the Company terminates the Asset Management Agreement prior to the end of the term, or if the Asset Manager terminates due to a material breach by the Company, the Company is required to pay the Asset Manager all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly. The Asset Manager may terminate the agreement at any time for any reason with at least 120 days’ prior written notice.

The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets, except for the direct withdrawal of fees as provided in the Asset Management Agreement. The Asset Manager may provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of Delaware.

This arrangement is intended to provide the Company with professional management of its digital asset treasury, with a focus on maximizing BNB accumulation and value accretion, while maintaining robust controls and oversight over the Company’s digital assets.

Strategic Advisor Agreements

On August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (the “Strategic Advisors”) pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and the Strategic Advisors. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreements. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors warrants (the “Strategic Advisor Warrants”) to purchase an aggregate of 5,940,598 shares of Common Stock. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the Common Stock. The Strategic Advisor Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

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At the Market Sales Agreement

On August 25, 2025, the Company entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (the “Agent”) pursuant to which we may offer and sell shares (the “ATM Shares”) of our Common Stock having an aggregate offering price of up to $50 million from time to time to or through the Agent. The Agent will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Controlled Equity OfferingSM Sales Agreement.

Appointment and Departure of Certain Directors and Officers

In connection with the PIPE Offering, on August 5, 2025, the board of directors accepted resignation letters from each of James R. Shipley, Matthew Tarallo, and Marion Mariathasan. Pursuant to the board of directors nomination rights granted by the Company to 10X BNB Cayman Sponsor in connection with the PIPE Offering and the Strategic Advisor Agreement, the board of directors appointed Hans Thomas and Alexander Monje as directors of the Company to fill the vacancies created by the resignations. Mr. Thomas and Mr. Monje are qualified to serve as directors of the Company due to their vast experience in finance and capital markets.

On August 5, 2025, the board of directors appointed David Namdar to serve as the Company new Chief Executive Officers, effective as of such date. The board of directors believes that Mr. Namdar is qualified to serve as Chief Executive Officer due to his significant experience with cryptocurrency and digital assets. In connection with Mr. Namdar’s appointment to Chief Executive Officer of the Company, the board of directors appointed the Company’s incumbent Chief Executive Officer, Anthony K. McDonald to serve in the position of President of the Company.

BNB and the BNB Ecosystem

BNB is the native cryptocurrency of the Binance blockchain ecosystem, powering the BNB Chain—a high-performance, scalable, and interoperable blockchain platform. Originally launched as a utility token to reduce trading fees on the Binance exchange, BNB has evolved into a fundamental asset supporting a broad range of decentralized finance (DeFi) applications, non-fungible tokens (NFTs), gaming, payments, staking, and governance activities. The BNB Chain is fully compatible with the Ethereum Virtual Machine (EVM), allowing developers to build smart contracts and decentralized applications (dApps) using familiar Ethereum tools.

BNB operates on a unique consensus mechanism called Proof of Staked Authority (PoSA), which combines delegated proof of stake with proof of authority, enabling faster transaction finality and lower fees. This design supports thousands of transactions per second with sub-second block times, addressing the scalability and high-fee challenges seen in other blockchain networks. Gas fees on BNB Chain remain low, around $0.01 per transaction, facilitating wide user participation and enabling micro-transactions.

The BNB ecosystem includes several integrated chains—BNB Smart Chain for general dApps, opBNB with optimistic rollups optimized for DeFi and gaming, and BNB GreenField which offers decentralized storage solutions giving users full control over their data. This vertically integrated structure meets diverse needs such as scalability, privacy, cost efficiency, and data decentralization without requiring bridges to external networks. BNB serves multiple vital functions:

●	Paying transaction fees (gas) across the BNB Chain ecosystem,
●	Staking to secure the network,
●	Participating in network governance,
●	Enabling access to Binance Launchpad and other Binance services,
●	Supporting DeFi protocols and NFT marketplaces within the ecosystem.

The ecosystem benefits from Binance’s position as the world’s largest cryptocurrency exchange, providing seamless exchange-to-blockchain onboarding and synergistic token utility that boosts demand for BNB. Recent upgrades in 2025 include faster sub-second transaction speeds, gasless transactions via an expanded “megafuel” system allowing fees in stablecoins or BEP-20 tokens, anti-MEV protections to secure transactions, and native liquid staking that enhances validator participation and network security.

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Binance’s BNB burn policy is a deflationary mechanism designed to reduce the total supply of BNB from 200 million to 100 million tokens, increasing scarcity to potentially boost value. Since December 2021, the Auto-Burn system calculates quarterly burns based on BNB’s price and BNB Chain block production, replacing the earlier method of using 20% of Binance’s profits for buybacks. Burned tokens are sent to an irretrievable blockchain address, with transactions publicly verifiable for transparency. Additionally, since November 2021, the BEP-95 upgrade burns a portion of the gas fees on the BNB Chain in real-time, proportional to network activity. These transparent mechanisms reduce circulating supply, supporting BNB’s value, utility, and investor confidence. As of July 2025, approximately 40 million BNB remain to be burned to reach the 100 million target.

While the Binance ecosystem continues to grow rapidly with expanding developer activity, diverse use cases, and increasing institutional interest, it faces risks common to the crypto space—regulatory uncertainties, technological competition, and market volatility. In addition, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Further, most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could impact the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price and trading volume of BNB on the Binance Exchange or other secondary markets. See “Risk Factors - Risk Factors Related to Our Proposed Digital Asset Treasury Strategy - There may be potential inconsistencies between the stated intentions and future actions by Binance and its related entities.” Additionally, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB going forward; as such, prior conduct and indications of current intent are not necessarily indicative of future trading activities by these parties. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our Common Stock. Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem also subjects us to material counterparty, reputational, and regulatory risks outside of our control. See “Risk Factors” beginning on page 7 of this prospectus. Binance’s commitment to ongoing roadmap improvements, including AI integration and upgraded security protocols, aims to sustain its competitive edge and address evolving challenges.

Overall, BNB and the BNB ecosystem offer a robust, scalable, and cost-effective blockchain platform with deep integration into the global crypto economy, making it a critical infrastructure for decentralized applications and digital asset innovation in 2025 and beyond.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://bnc.network/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Issuer	CEA Industries, Inc.

Primary Issuance	64,186,195 shares of Common Stock comprised of (i) 7,750,510 shares underlying the Pre-Funded Warrants, (ii) 5,940,598 shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants, (iii) 990,099 shares of Common Stock issuable upon exercise of the Asset Manager Warrants, and (iv) 49,504,988 shares of Common Stock issuable upon exercise of the Stapled Warrants.

Selling Stockholders - Shares of Common Stock Offered:	41,754,478 shares of Common Stock.

Selling Stockholders - Pre-Funded Warrants Offered:	7,750,510 Pre-Funded Warrants, with each exercisable for one share of Common Stock at an exercise price of $0.00001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the Pre-Funded Warrant Shares to be issued upon exercise of the Pre-Funded Warrants.

Selling Stockholders - Strategic Advisor Warrants Offered:	5,940,598 Strategic Advisor Warrants, each exercisable at $0.00001 per share of Common Stock. The Strategic Advisor Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Strategic Advisor Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Strategic Advisor Warrant Shares to be issued upon exercise of the Strategic Advisor Warrants.

Selling Stockholders - Asset Manager Warrants Offered:	990,099 Asset Manager Warrants, each exercisable for one share of Common Stock at an exercise price of $10.23 per share. The Asset Manager Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Asset Manager Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on August 5, 2030. This offering also relates to the Asset Manager Warrant Shares to be issued upon exercise of the Asset Manager Warrants.

Selling Stockholders - Stapled Warrants Offered	49,504,988 Stapled Warrants, each exercisable for one share of Common Stock at an exercise price of $15.15 per share. The Stapled Warrants are exercisable immediately and may be exercised at any time thereafter prior to 5:00 p.m. (New York City time) on July 28, 2028. This offering also relates to the Stapled Warrant Shares to be issued upon exercise of the Stapled Warrants.

Common Stock Outstanding Before this Offering:	43,083,082 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering:	107,269,277 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and the Stapled Warrants.

Use of Proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. If we receive proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Stapled Warrants or the Asset Manager Warrants, we intend to use such proceeds to purchase BNB and for other general corporate purposes described in the “Use of Proceeds” section of this prospectus.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Capital Market Symbol for Our Common Stock and Warrants:	BNC and BNCWW

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 43,083,082 shares of Common Stock outstanding as of September 18, 2025, and assumes full exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants being offered in this Offering.

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RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $6.22 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We rely heavily on the services of our Asset Manager and Strategic Advisors. Any disruption to these services may result in a significant disruption in our operations and management of our digital assets.

The Company relies heavily on the services of its Asset Manager and its Strategic Advisors for the management of its digital asset treasury and for strategic guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Asset Manager and the Strategic Advisors have the right to terminate their respective agreements for convenience at any time, with 120 days’ notice for the Asset Manager and 90 days’ notice for the Strategic Advisors. If either party exercises this right, the Company could face significant disruption in its operations and management of digital assets. Additionally, if the Company terminates the Asset Management Agreement early or if the Asset Manager terminates due to a material breach by the Company, it must pay the Asset Manager all fees and compensation that would have accrued through the end of the twenty-year term, which could materially impact the Company’s financial condition.

Furthermore, both the Asset Manager and the Strategic Advisors have received warrants to purchase shares of the Company’s Common Stock. This equity interest may create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of the Company or its stockholders. There is no assurance that such conflicts will be resolved in the Company’s favor, and any failure to manage these conflicts could adversely affect the Company’s business, financial condition, and reputation.

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There is no public market for the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants will be limited.

Holders of our Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants or Stapled Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

Risks Related to Cryptocurrencies

The further development and acceptance of the BNB chain (the “BNB Chain”) and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the BNB Chain and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as BNB may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks and chains are a new and rapidly evolving industry of which the BNB Chain are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the BNB Chain in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the BNB Chain, include:

●	continued worldwide growth in the adoption and use of BNB and other cryptocurrencies, including those competitive with BNB;
●	government and quasi-government regulation of BNB and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the BNB Chain or similar cryptocurrency systems;
●	the maintenance and development of the open-source software protocol of the BNB Chain;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the BNB Chain and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the BNB Chain, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of BNB.

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The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for BNB, are growing rapidly. The digital asset trading platforms through which BNB and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BNB for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring BNB from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as BNB on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of BNB and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

The cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt the cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

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The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of their value.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including BNB, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for BNB. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout BNB’s history. BNB prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the value of the Common Stock may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. The 2022 Events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including BNB, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

Extreme volatility in the future, including further declines in the trading price of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of BNB and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a BNB treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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We face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations.

Blockchain networks are maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. Both networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a 51% attack. In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of cryptocurrency assets.

Additionally, forks, or splits in the underlying protocol, may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value, and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks. Exploits of protocol-level vulnerabilities could also compromise the integrity of the cryptocurrency blockchains, resulting in a substantial loss of value.

The success and growth of cryptocurrency assets depend significantly on their continued security, stability, and scalability. Any technical failures, consensus breakdowns, governance disputes, or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in their market prices, which could materially and adversely impact our business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of cryptocurrencies, whether due to 51% attacks, forks, hacks, network disruptions, or other adverse events, could negatively impact our business, financial condition, and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting our business, financial condition and results of operations.

Risks Related to Investing in BNB

BNB is subject to extreme price volatility, and any sustained decline in the market price of BNB could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our Common Stock.

Historical prices of BNB have exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, BNB may experience larger or more frequent price swings than traditional asset classes and may not be complying with existing regulations. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as BNB on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. A rapid decrease in the price of BNB—whether the result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any BNB we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and depress the market price of our securities.

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Additionally, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could have a material impact on the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price or trading volume of BNB on the Binance Exchange or other secondary markets. Further, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB going forward; as such, prior conduct and indications of current intent are not necessarily indicative of future trading activities by these parties. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our common stock.

The value of our Common Stock depends on the development and acceptance of the BNB Chain. The slowing or stopping of the development or acceptance of the BNB Chain may adversely affect an investment in our Common Stock.

Digital assets such as BNB were only introduced within the past 15 years, and the medium-to-long-term value of our Common Stock is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. BNB itself was launched only in 2017. For example, the realization of one or more of the following risks could materially adversely affect the value of our Common Stock: digital asset networks, including the BNB Chain, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because BNB is a digital asset, the value of our Common Stock is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

The BNB Chain, including the cryptographic and algorithmic protocols associated with the operation of the BNB Chain, has only been in existence since 2017, and BNB markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks that could materially adversely affect the value of our Common Stock:

●	Digital assets, including BNB, are controllable only by the possessor of both the unique public key and private key or keys relating to the BNB Chain address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the BNB Chain, would affect the ability to transfer digital assets, including BNB, and, consequently, their value.

●	The foregoing notwithstanding, the BNB Chain’s protocol is informally overseen by a collective of core developers who propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to the BNB Chain based on the proposals of such core developers, the BNB Chain would be subject to new protocols that may adversely affect the value of BNB.

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●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the BNB Chain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	As the BNB Chain continues to develop and grow, certain technical issues might be uncovered and the trouble shooting and resolution of such issues requires the attention and efforts of BNB Chain’s global development community. Like all software, the BNB Chain is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors

●	Many digital asset networks, including the BNB Chain, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the BNB Chain and the value of BNB.

●	Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal blockchain network or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the BNB Chain or BNB as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the BNB Chain or take the treasury’s BNB, which would adversely affect the value of the Common Stock. Moreover, normal operations and functionality of the BNB Chain may be negatively affected. Such losses of functionality could lead to the BNB Chain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for BNB. Even if another digital asset other than BNB were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Common Stock.

●	The BNB Chain is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of BNB as well as other BNB Chain protocols. The open-source nature of many digital asset network protocols, such as the protocol for the BNB Chain, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the BNB Chain does not successfully develop its policies on supply and issuance, and other major design decisions or does so in a manner that is not attractive to network participants it could lead to a decline in adoption of the BNB Chain and price of BNB.

●	Software applications running on top of the BNB Chain (often referred to as “decentralized applications” or “Dapps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain BNB to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require BNB in order to pay the transaction fees needed to pay validators to execute transactions and smart contract operations. As such, they represent a significant source of demand for BNB. BNB’s price volatility (particularly where BNB prices increase), or the BNB Chain’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the BNB Chain as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the BNB Chain for other blockchain or digital asset networks or protocols for whatever reason, the value of BNB could be negatively affected.

Moreover, because digital assets, including BNB, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

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Digital assets represent a new and rapidly evolving industry, and the value of our Common Stock depends on the acceptance of BNB.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The BNB Chain launched in 2017. In general, digital asset networks, including the BNB Chain and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Common Stock:

●	Banks and other established financial institutions may refuse to process funds for BNB transactions; process wire transfers to or from digital asset trading platforms, BNB-related companies or service providers; or maintain accounts for persons or entities transacting in BNB. As a result, the prices of BNB are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept BNB in the future.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as BNB, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the BNB Chain, any trading platforms or businesses that facilitate transactions in BNB may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement.

●	If BNB is not accepted, or the BNB Chain value proposition is not or ceases to be realized, BNB could have no value, which would have a material adverse effect on the Company and the price of its Common Stock.

If validators exit the BNB Chain, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the BNB Chain more vulnerable to a malicious actor obtaining control of a large percentage of staked BNB, which might enable them to manipulate the BNB Chain by censoring or manipulating specific transactions. If the BNB Chain suffers such an attack, the price of BNB could be negatively affected, and a loss of confidence in the BNB Chain could result. Any reduction in confidence in the transaction confirmation process or staking power of the BNB Chain may adversely affect an investment in the Common Stock.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the BNB Chain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the BNB Chain, could quickly collapse, and an investment in the Common Stock may be adversely affected.

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We face risks relating to the potential compromise of the BNB Chain and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of the BNB Chain and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. BNB and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to the BNB Chain and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning the BNB Chain and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the BNB Chain.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting BNB and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the BNB and other cryptocurrencies’ ecosystem.

There can be no assurance that BNB and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the BNB Chain and other cryptocurrencies’ network may face challenges in adopting such technologies at scale, particularly given its decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of BNB and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

Risk Factors Related to Our Proposed Digital Asset Treasury Strategy

We have recently shifted a portion of our business strategy towards a focus on BNB, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards BNB, including potential investments in BNB, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate BNB-related activities at the scale or profitability currently anticipated. The BNB Chain operates with a Proof-of-Staked-Authority consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support BNB and related staking activities. This also requires that we implement different security protocols, and treasury management practices. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors in key management could result in significant loss of funds and reduced rewards. As a result, our shift towards BNB could have a material adverse effect on our business and financial condition.

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Our shift towards a BNB-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a BNB-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. BNB’s Proof-of-Staked-Authority consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the BNB ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and it could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our BNB strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

Transactions using BNB require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using BNB, including purchases, sales and staking, require the payment of “gas fees” in BNB. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the BNB Chain. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in BNB itself, which would require that sufficient BNB balances are maintained. Future upgrades to the BNB protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that BNB may be classified as a “security.” If BNB is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that BNB is a “security,” and BNB has not yet been classified with respect to the U.S. federal securities laws. Although we believe that BNB is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that BNB is not a “security” is premised, among other reasons, on our conclusion that BNB does not appear to meet certain elements of the Howey test, such as that holders of BNB do not have a reasonable expectation of profits from our efforts in respect of their holding of BNB.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that BNB, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if BNB or components of the BNB Chain was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

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If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent Offerings will be used to acquire BNB, which is an amount in excess of 40% of our total assets. Since we believe BNB is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

BNB and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

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Adverse changes in the regulatory treatment of digital assets such as BNB could materially impair the value and liquidity of our holdings and negatively impact our business, financial condition, and results of operations.

The legal and regulatory framework governing digital assets in the United States and in foreign jurisdictions is rapidly evolving and remains highly uncertain. Federal, state, and foreign regulators continue to issue new rules and take enforcement actions that directly or indirectly affect the classification, transferability, custody, and tax treatment of cryptocurrencies, including BNB. Should BNB, or the activities of any party critical to the BNB ecosystem (including exchanges, validators, custodians, or Binance itself), be deemed to violate securities, commodities, anti-money-laundering, sanctions, consumer-protection, or other applicable laws, we could become subject to significant fines, penalties, registration requirements, trading restrictions, or forced divestiture of BNB. Any such development could cause a precipitous decline in the market price of BNB, impair our ability to monetize or otherwise use our digital asset treasury, and adversely impact the market price of our securities.

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of BNB; any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement a digital asset treasury strategy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our BNB holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of BNB by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of BNB held on our behalf could have a material adverse effect on our financial condition and results of operations.

Technical shortcomings or defects in the BNB Chain, including changes to its validator structure, governance model, or core software, could diminish the utility and value of BNB and harm our business.

The BNB Chain is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the BNB Chain experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, the market confidence in BNB could be severely undermined. Similarly, decisions by Binance or influential validators to adopt protocol changes, modify transaction-fee structures, or alter network governance could adversely affect BNB’s economics and, therefore, the value of our holdings.

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting BNB into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our BNB holdings at prevailing quoted prices—or at all—without significantly affecting the market price of BNB. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem subjects us to material counterparty, reputational, and regulatory risks outside of our control.

Binance played a central role in the creation, issuance, and continuing promotion of BNB and remains an important driver of its adoption. BNB’s value and utility are closely tied to the continued operation, reputation, and legal standing of Binance, its original issuer and primary ecosystem driver. Any adverse developments affecting Binance—including legal, regulatory, operational, or reputational issues—could materially impair the value or liquidity of BNB holdings. The BNB Chain’s validator structure and governance are subject to centralization concerns, with a limited number of participants exerting significant control over network operations. The health and growth of the BNB Chain ecosystem, including the success of dApps, staking, and yield-generating activities, are critical to the Company’s business model and financial performance. Further, if Binance or its affiliates take certain actions including, without limitation, supporting potential future competitors who pursue a BNB treasury strategy or refusing to sell BNB to us on acceptable terms or at all, such actions could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

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In addition, Binance, its founder (who is reported to hold the majority of BNB in circulation) and certain affiliates of Binance have been, and may continue to be, the subjects of investigations, civil actions, or criminal proceedings in multiple jurisdictions, including the United States , the United Kingdom, Australia, Canada, Europe, Asia and Africa. These matters have involved, among other things, market manipulation, violations of anti-money laundering requirements, unregistered securities offerings, the failure to maintain adequate compliance programs and the unauthorized operation of trading platforms. As part of a settlement with U.S. regulators in November 2023, Binance agreed to pay more than $4.3 billion to U.S. regulators and to undertake extensive remedial compliance measures. Binance’s founder (who is reported to hold the majority of BNB in circulation) paid a fine of $50 million to U.S. regulators and was also sentenced to jail for four months. Additional or ongoing regulatory scrutiny of Binance, its founders or its affiliates—including related to the effectiveness of mandated remedial measures—could negatively affect public perception of BNB, constrain trading activity, and suppress the price and liquidity of BNB. Any such development could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain a digital asset treasury strategy may be compromised.

Our strategy contemplates the discretionary purchase of BNB and related yield-generating instruments. The capital required to acquire, stake, and actively manage BNB may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our BNB holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrencies at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, cryptocurrencies we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our cryptocurrencies, enter into additional capital raising transactions using cryptocurrencies as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrencies at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There may be potential inconsistencies between the stated intentions and future actions by Binance and its related entities.

While Binance and its former controller have stated that they and their related entities do not actively trade BNB or engage in purchasing activities intended to support its price or increase trading volume, these statements reflect only their current intentions and plans. There can be no assurance that their future actions will remain consistent with these representations. Circumstances, business strategies, or other factors may change, and Binance or its related parties may alter their activities with respect to BNB at any time without prior notice.

Additionally, the lack of publicly available information makes it difficult to independently verify whether trading activity in BNB by these parties is occurring in accordance with the Binance Exchange’s policies and procedures, or whether such activity is materially affecting the price or trading volume of BNB on the Binance Exchange or other secondary markets. Any deviation from their stated intentions, or any undisclosed activity, could have a significant impact on the market for BNB, potentially affecting its price, trading volume, and overall market perception. As a result, investors and other market participants should be aware that there is no guarantee that Binance and its related entities will continue to act in accordance with their current statements, and any changes in their conduct could adversely affect the value and liquidity of BNB.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $77.51 in gross proceeds if the Pre-Funded Warrants are exercised in full, $59.41 in gross proceeds if the Strategic Advisor Warrants are exercised in full, $10,128,712.77 in gross proceeds if the Asset Manager Warrants are exercised in full, and $750,000,568.20 in gross proceeds if the Stapled Warrants are exercised in full. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

We may use the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants for general corporate purposes, including, among other things:

1.	working capital;

2.	other capital expenditures;

3.	repurchase of Common Stock;

4.	repayment of debt; and/or

5.	pursuit of our BNB treasury strategy.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the exercise of the Pre-Funded Warrants, Strategic Advisor Warrants, Asset Manager Warrants and Stapled Warrants.

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MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BNC.” The last reported sale price of our Common Stock on September 18, 2025 on Nasdaq was $10.90 per share. As of September 18, 2025, there were 291 stockholders of record of our Common Stock.

We have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

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DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Nevada Revised Statutes (“NRS”) and to the complete text of our Articles of Incorporation (as amended) and Bylaws (as amended).

Our authorized capital stock consists of shares made up of:

●	200,000,000 shares of Common Stock; and

●	25,000,000 shares of undesignated preferred stock, par value $0.00001 per share, the rights and preferences of which may be established from time to time by our board of directors.

Our authorized but unissued shares of Common Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our articles of incorporation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Holders of our Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Common Stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. Holders of our Common Stock have the right to participate ratably in dividend distributions. The shares of our Common Stock offered hereby, when issued, will be fully paid and nonassessable.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.00001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

23

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 4.99/9.99 % of our outstanding shares of Common Stock. An affiliate of the Company may suspend the ownership limitation if the limitation is not required to be in effect to ensure compliance with the applicable Nasdaq listing requirements with respect to stockholder approval. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Form of Pre-Funded Warrant. In the absence of an effective registration statement registering the issuance of the shares underlying the Pre-Funded Warrants under the Securities Act, the Company shall issue, and the holder agrees to receive, unregistered shares underlying the Pre-Funded Warrants upon a cashless exercise. Subject to the terms therein, the Pre-Funded Warrants will be automatically exercised via cashless exercise on the Termination Date (as that term is defined in the Pre-Funded Warrants).

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

24

Strategic Advisor Warrants

The following summary of certain terms and provisions of the Strategic Advisor Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Strategic Advisor Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Strategic Advisor Warrant for a complete description of the terms and conditions of the Strategic Advisor Warrants.

Duration and Exercise Price. The Strategic Advisor Warrants are exercisable for 5,940,598 shares of Common Stock at an exercise price of $0.00001 per share of Common Stock. The Strategic Advisor Warrants are exercisable at any point on or prior to 5:00 p.m. on August 5, 2030 (the “SA Warrant Termination Date”).

Exercisability. The Strategic Advisor Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us, on or before the SA Warrant Termination Date, a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Strategic Advisor Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Strategic Advisor Warrants provided that in no event shall ownership exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Strategic Advisor Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Strategic Advisor Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Strategic Advisor Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Strategic Advisor Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Form of Strategic Advisor Warrant.

Transferability. Subject to applicable laws, a Strategic Advisor Warrant may be transferred at the option of the holder upon surrender of the Strategic Advisor Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Strategic Advisor Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Strategic Advisor Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Strategic Advisor Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Strategic Advisor Warrants.

Asset Manager Warrants

The following summary of certain terms and provisions of the Asset Manager Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Asset Manager Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Asset Manager Warrant for a complete description of the terms and conditions of the Asset Manager Warrants.

Duration and Exercise Price. Each Asset Manager Warrant offered hereby will have an initial exercise price per share equal to $10.23. The Asset Manager Warrants will be immediately exercisable or otherwise in accordance with the terms of the Asset Manager Warrant and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on July 28, 2030. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

25

Exercisability. The Asset Manager Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Asset Manager Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Asset Manager Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Asset Manager Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of an Asset Manager Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Asset Manager Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Asset Manager Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Form of Asset Manager Warrant.

Transferability. Subject to applicable laws, an Asset Manager Warrant may be transferred at the option of the holder upon surrender of the Asset Manager Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Asset Manager Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Asset Manager Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Asset Manager Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Asset Manager Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Asset Manager Warrants.

Stapled Warrants

The following summary of certain terms and provisions of the Stapled Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Stapled Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Stapled Warrant for a complete description of the terms and conditions of the Stapled Warrants.

Duration and Exercise Price. Each Stapled Warrant offered hereby will have an initial exercise price per share equal to $15.15. The Stapled Warrants are exercisable, in whole or in part, during the three year period commencing on July 28, 2025 and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on June 28, 2028. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability. The Stapled Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company (or the warrant agent) a duly executed exercise in accordance with the procedures set forth in the Form of Stapled Warrant, together with payment in full of the exercise price for the number of shares of our Common Stock to be purchased upon such exercise and any applicable taxes (except in the case of a cashless exercise or other alternative settlement as may be provided under the Warrant Agreement). A holder (together with its affiliates) may not exercise any portion of the Stapled Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Stapled Warrants, provided that, the holder’s ownership may not exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Stapled Warrants. No fractional shares of Common Stock will be issued upon exercise of a Stapled Warrant. If, by reason of any adjustment or otherwise, the holder would be entitled to receive a fractional share upon exercise, the number of shares to be issued will be rounded down to the nearest whole number, and no cash or other consideration will be paid in respect of such fractional share.

26

Transferability. An Asset Manager Warrant may be transferred at the option of the holder upon surrender of the Asset Manager Warrant to the warrant agent, together with a written request for exchange or transfer and the appropriate instruments of transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new warrant representing an equal aggregate number of Asset Manager Warrants shall be issued to the transferee and the old warrant shall be cancelled by the warrant agent. In the event that a warrant surrendered for transfer bears a restrictive legend, the warrant agent shall not cancel such warrant and issue new warrants in exchange thereof until the warrant agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new warrants must also bear a restrictive legend. No service charge shall be made for any exchange or registration of transfer of Asset Manager Warrants, except for any tax or other governmental charge imposed in connection therewith. The warrant agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

Exchange Listing. There is no trading market available for the Stapled Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Stapled Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Stapled Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Stapled Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Stapled Warrants.

Mandatory Exercise. The Company may require the holders of outstanding Asset Manager Warrants to exercise such warrants in full, but not in part, at the option of the Company, upon notice to the holders as described in the Form of Stapled Warrant. Notice of mandatory exercise shall be sent to the holders not less than thirty (30) days prior to the Mandatory Exercise Date (as defined in the Form of Stapled Warrant) and shall include the events giving rise to such mandatory exercise, the Mandatory Exercise Date, the applicable warrant price, the procedures holders must follow to exercise their warrants, and the consequences of failure to pay the applicable warrant price. On and after the mandatory exercise date, the record holder of the Asset Manager Warrants shall have no further rights except to receive, upon surrender of the warrants and payment in full of the applicable warrant price in cash, the shares issuable in connection with warrants exercised on the Mandatory Exercise Date. If the holder does not pay the applicable warrant price in cash within thirty (30) days following the Mandatory Exercise Date, the Company may, in its discretion, either effect a cashless exercise of the applicable warrants or redeem and cancel the applicable warrants in exchange for a nominal amount per warrant, as set forth in the Form of Stapled Warrant.

Nevada Revised Statutes

Under the Nevada Revised Statutes, sections 78.411–78.444, certain Nevada corporations are restricted from engaging in a “business combination” with:

●	a stockholder who owns 10% or more of our outstanding voting shares (referred to as an “interested stockholder”);

●	an affiliate or associate of an interested stockholder;

●	for a period of two years following the date that the stockholder became an interested stockholder.

A “business combination” under Nevada law includes, among other things, a merger, consolidation, or significant sale of assets involving the corporation and the interested stockholder. However, these restrictions do not apply if:

●	our board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, before the date the stockholder became an interested stockholder; or

●	after the completion of the transaction in which the person became an interested stockholder, the interested stockholder owns at least 90% of the outstanding voting shares of the corporation, excluding shares owned by certain directors, officers, and employee stock plans.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

27

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. For additional information regarding the issuances of those shares of Common Stock and the other Securities, see the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering.” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table is based upon 42,616,501 shares of Common Stock outstanding as of September 19, 2025.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering†	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus†	Number of shares of Common Stock Owned After the Offering(1)	Percentage of shares of Common Stock Owned After the Offering
11-11 DG Holdings, LLC(2)	99,010	99,010	0	*
99 Capital LP(3)	594,060	594,060	0	*
Abdulla Rashed Helal Rashed Isa	217,822	217,822	0	*
Abraham Strategies 1 Limited(4)	2,772,278	2,772,278	0	*
AD BNB a series of Allocations 2025 Master, LLC(5)	554,456	554,456	0	*
Akshat Vaidya	29,704	29,704	0	*
Al Mal Capital PSC(6)	480,200	480,200	0	*
Alex Rabinovitch	39,604	39,604	0	*
Alyeska Master Fund, L.P. (7)	1,287,130	1,287,130	0	*
AN MING WU	99,010	99,010	0	*
Andrew Schwartzberg	495,050	495,050	0	*
Animoca Ventures SPC - Animoca Ventures I, SP(8)	198,020	198,020	0	*
Anson East Master Fund LP(9)	356,436	356,436	0	*
Anson Investments Master Fund LP(10)	1,267,328	1,267,328	0	*
Anson Opportunities Master Fund LP(11)	356,436	356,436	0	*
Apollo Exchange LLC(12)	1,386,140	1,386,140	0	*
Arche Capital SPV IV LLC(13)	2,574,258	2,574,258	0	*
Arrington Moonbeam Growth Fund, LP(14)	62,378	62,378	0	*
Arrington XRP Capital Fund, LP(15)	828,712	828,712	0	*
Ashwin Pavan Ramachandran	99,010	99,010	0	*
Austin Alexander	481,332	481,332	0	*
Beaming Victory Limited(16)	1,980,200	1,980,200	0	*
Benjamin Clarke	59,406	59,406	0	*
BNB Pipe, L.P. - Series 1(17)	990,100	990,100	0	*
Boolean Investment Holdings Limited(18)	198,020	198,020	0	*
Borderless Multi-Strategy Fund V LP(19)	594,060	594,060	0	*
Breed Fund II, LP(20)	58,080	58,080	0	*
Broocknell Holdings Limited(21)	1,386,140	1,386,140	0	*
BTG Pactual Absolute Return Master Fund LP(22)	792,080	792,080	0	*
BZH, LLC(23)	27,722	27,722	0	*
CC Ventures(24)	198,020	198,020	0	*
Chengqi Liu	99,010	99,010	0	*
Chiron Management Company Limited(25)	2,376,238	2,376,238	0	*
Citium Holdings SPF(26)	1,188,120	1,188,120	0	*
CoinFund Liquid Opportunities LP(27)	859,406	859,406	0	*
Cryptic Venture Partners(28)	594,060	594,060	0	*
Crypto Blockchain Industries, SA(29)	99,010	99,010	0	*
Cyber Citadel(30)	990,100	990,100	0	*
Danny Yang	49,506	49,506	0	*
dao5 capital fund II L.P. (31)	396,040	396,040	0	*
David Namdar	481,332	481,332	0	*
DE SIP LLC(32)	198,020	198,020	0	*
Delta Blockchain Fund LP(33)	396,040	396,040	0	*
Denko Mancheski	297,030	297,030	0	*
Eleven Eleven Algo Cl(34)	198,020	198,020	0	*
Entropy Digital AG(35)	99,010	99,010	0	*
Exinity Limited(36)	990,100	990,100	0	*
Exodus Point Partners Master Fund, LP(37)	1,980,200	1,980,200	0	*
Finality Liquid Opportunities Master Fund Ltd. (38)	49,506	49,506	0	*
For The Tech LLC(39)	39,604	39,604	0	*
G-20 Hermes Advisory Ltd(40)	792,080	792,080	0	*
Galia Benartzi	79,208	79,208	0	*
GAMA DAT IV SPV, LLC(41)	346,536	346,536	0	*
George Bousis	19,802	19,802	0	*
Gluonfield Holdings Limited(42)	2,376,238	2,376,238	0	*
GNT Special Opportunity I LLC(43)	2,156,060	2,156,060	0	*
Goldmount II a series of Allocations 2025 Master LLC(44)	1,581,186	1,581,186	0	*
Goldmount III a series of Allocations 2025 Master LLC(45)	557,340	557,340	0	*
GSR Growth Investments LP(46)	990,100	990,100	0	*
Gundy Co ITF The HGC Fund LP(47)	247,526	247,526	0	*
Guy Benartzi	79,208	79,208	0	*
Hack Seed Fund II LP(48)	198,020	198,020	0	*
Hamble International Inc(49)	198,020	198,020	0	*
Harraden Circle Concentrated, LP(50)	56,122	56,122	0	*
Harraden Circle Investors, LP(51)	176,572	176,572	0	*
Harraden Circle Special Opportunities, LP(52)	113,842	113,842	0	*
Harry Hurst	79,208	79,208	0	*
Hivemind Validation Master( Fund, LP(53)	198,020	198,020	0	*
HODL Holdings Inc. (54)	198,020	198,020	0	*
Huddle Park Ltd(55)	198,020	198,020	0	*
Humla Ventures on behalf of TBD, SPV(56)	79,208	79,208	0	*
Hyla Liquid Venture Fund, LP(57)	19,802	19,802	0	*
Hypersphere Atlas Master Fund Ltd. (58)	792,080	792,080	0	*
Inventive Sino Limited(59)	99,010	99,010	0	*
Ivan Brightly	198,020	198,020	0	*
IVC Advisory Co. Ltd. (60)	297,030	297,030	0	*
Jane Street Global Trading, LLC(61)	396,040	396,040	0	*
Jason Stone	99,010	99,010	0	*
JB-Growth GmbH(62)	792,080	792,080	0	*
Jiajin He	2,376,240	2,376,240	0	*
JL SOF I A Series of Allocations 2025 Master, LLC(63)	495,050	495,050	0	*
Kamal Haider Bangash	297,030	297,030	0	*
Kenetic FO LLC(64)	25,742	25,742	0	*
Lantern Management Fund LP(65)	396,040	396,040	0	*
Layertech Inc(66)	99,010	99,010	0	*
LeadSeven LLC(67)	198,020	198,020	0	*
LTP Equity Opportunities I Limited(68)	1,485,150	1,485,150	0	*
Luke Wagman	396,040	396,040	0	*
Maelstrom Fund (BVI), Ltd. (69)	99,010	99,010	0	*
Mazel Investors LLC(70)	19,802	19,802	0	*
Merkle Tree Markets Ltd. (71)	792,080	792,080	0	*
Mission Gate LLC(72)	99,010	99,010	0	*
MMCAP International Inc. SPC(73)	1,485,150	1,485,150	0	*
MNNC Capital Digital Asset Opportunities Master Fund, LP(74)	297,030	297,030	0	*
Moonwalker SPV 1 LLC(75)	148,516	148,516	0	*
Nabeel Qadri	297,030	297,030	0	*
Nano Labs Ltd(76)	990,100	990,100	0	*
O&L SPV a series of Allocations 2025 Master, LLC(77)	1,227,724	1,227,724	0	*
Olaf Carlson-Wee	594,060	594,060	0	*
One68 Global Capital, LLC(78)	99,010	99,010	0	*
Orthogonal Thinker Inc. (79)	69,308	69,308	0	*
Palladium Holdings, LLC(80)	350,000	350,000	0	*
Palmas Accelerate SPV LLC a series of Palmas SPV LLC(81)	594,062	594,062	0	*
Pantera Blockchain Fund LP(82)	297,030	297,030	0	*
Pantera DAT Opportunities Master Fund SP(83)	1,485,150	1,485,150	0	*
Pantera Liquid Token Fund LP(84)	198,020	198,020	0	*
Paper Group Inc(85)	990,100	990,100	0	*
Paycase Financial Corp. (86)	39,604	39,604	0	*
Perga Capital Partners, LP(87)	39,604	39,604	0	*
Phiton Ventures, LLC(88)	198,020	198,020	0	*
Pinz Capital Special Opportunities Fund LP(89)	69,308	69,308	0	*
Praneel Patel	396,040	396,040	0	*
Project Alpha B No 2, a series of GCRx Master LLC(90)	380,336	380,336	0	*
Propel Horizon Holdings Limited(91)	1,683,170	1,683,170	0	*
PV Special Opportunity I LLC(92)	2,101,368	2,101,368	0	*
Rajeev Misra	792,080	792,080	0	*
Rashmi Reddy Nalla	99,010	99,010	0	*
RBCH II Ltd. (93)	297,030	297,030	0	*
Republic Digital Opportunistic Digital Assets Master Fund Ltd. (94)	396,040	396,040	0	*
Richard Ma	59,406	59,406	0	*
Richard Rosenblum	99,010	99,010	0	*
RLH Capital LLC(95)	17,822	17,822	0	*
RLH SPAC Fund LP(96)	19,804	19,804	0	*
Room40 Capital Partners Master LP(97)	495,050	495,050	0	*
RV III BNCE, LP(98)	792,080	792,080	0	*
Saba Capital Income & Opportunities Fund(99)	60,846	60,846	0	*
Saba Capital Income & Opportunities Fund II(100)	46,684	46,684	0	*
Saba Capital Master Fund, Ltd(101)	288,510	288,510	0	*
Sanctuary London LLC(102)	1,188,120	1,188,120	0	*
SecondLane BNB Ltd. (103)	396,040	396,040	0	*
Secure digital payments corp. (104)	59,406	59,406	0	*
Sergey Kondrashin(121)	198,020	198,020	0	*
Series F Liquid Opportunities LP(105)	130,692	130,692	0	*
Shay Capital LLC(106)	99,010	99,010	0	*
Simon Peter Smith	198,020	198,020	0	*
SLN Capital Limited(107)	396,040	396,040	0	*
Sternstar LLC(108)	23,762	23,762	0	*
Stratos Liquid Fund LP(109)	396,040	396,040	0	*
10X Capital Partners LLC(110)	640,099	640,099	0	*
10X BNB Cayman Sponsor(111)	2,376,239	2,376,239	0	*
TF Investments FZ-LLC(112)	198,020	198,020	0	*
TFP Capital (BVI) Holdings Ltd(113)	495,050	495,050	0	*
TQ Master Fund LP(114)	49,504	49,504	0	*
V3 Holding Limited(115)	2,970,298	2,970,298	0	*
Vernon Capital, LLC(116)	99,010	99,010	0	*
Vitamin Q Capital Series E LLC(117)	49,506	49,506	0	*
Winone Limited(118)	2,970,298	2,970,298	0	*
Yugana Hana Ltd(119)	13,860	13,860	0	*
YZi Labs Management Ltd. (120)	23,366,341	23,366,341	0	*

(*) Represents less than 1%.

(†) Unless otherwise provided, 50% of the shares of Common Stock held with respect to each selling securityholder represent shares of Common Stock which may be delivered upon exercise of Stapled Warrants (which are exercisable within 60 days) held by the respective selling securityholder.

(1)	As of September 19, 2025. Assumes (i) the sale of all shares of Common Stock offered pursuant to this prospectus, (ii) full exercise of all of the Pre-Funded Warrants and the sale of the Pre-Funded Warrant Shares, (iii) full exercise of all of the Strategic Advisor Warrants and the sale of the Strategic Advisor Warrant Shares, and (iv) full exercise of all of the Representative’s Warrants and the sale of the Representative’s Warrant Shares.

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(2)	Arul Murugan, Managing Director of 11-11 DG Holdings, LLC (“11-11 DG Holdings”), has voting and investment control of the shares held by 11-11 DG Holdings and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of 11-11 DG Holdings is 4290 S. Highway 27, Suite 201 Space 3, Clermont, FL 34711.
(3)	Hu Aosong, Director of 99 Capital LP (“99 Capital”), has voting and investment control of the shares held by 99 Capital and may be deemed to be the beneficial owner of such shares. Hu Aosong, however, disclaims any beneficial ownership of such securities. The address of 99 Capital is PO Box 2775, 71 Fort Street, 3rd Floor, Grand Cayman KY1-1111, Cayman Islands.
(4)	Consists of 2,772,278 shares of Common Stock. The address of Abraham Strategies is 12409 Avenue 419, Orosi, CA 93647-1902.
(5)

Omar Yousif, Manager of AD BNB a series of Allocations 2025 Master, LLC (“AD BNB”), has voting and investment control of the shares held by AD BNB and may be deemed to be the beneficial owner of such shares. Omar Yousif disclaims any beneficial ownership of such securities. The address of AD BNB is 1042 E Fort Union Blvd. number 368, Midvale, UT 84047.

(6)	Naser Nabulsi, Chief Executive Officer of Al Mal Capital PSC (“Al Mal Capital”), has voting and investment control of the shares held by Al Mal Capital and may be deemed to be the beneficial owner of such shares. Naser Nabulsi disclaims any beneficial ownership of such securities. The address of Al Mal Capital is 48 Burj Gate, Downtown Sheikh Zayed Rd., Office 901 PO Box 119930, Dubai, United Arab Emirates.
(7)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

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(8)	James Chi Kit Ho, Director of Animoca Ventures SPC – Animoca Ventures I, SP (“Animoca Ventures”), has voting and investment control of the shares held by Animoca Ventures and may be deemed to be the beneficial owner of such shares. James Chi Kit Ho, however, disclaims any beneficial ownership of such securities. The address of Animoca Ventures is 28/F Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.
(9)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(10)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(11)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Opportunities Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(12)	Consists of 1,386,140 shares of Common Stock. The address of Apollo Exchange is 8 The Green, Suite A, Dover, DE 19901, United States.
(13)	Vanessa Grellet and William Wolf, Managing Partners of Arche Capital SPV IV LLC (“Arche Capital”), have voting and investment control of the shares held by Arche Capital and may be deemed to be the beneficial owners of such shares. Vanessa Grellet and William Wolf disclaim any beneficial ownership of such securities. The address of Arche Capital is 2021 Guadalupe Street, Suite 260, Austin, Texas 78705.
(14)	J. Michael Arrington, General Partner of Arrington Moonbeam Growth Fund, LP (“Arrington Moonbeam”), has voting and investment control of the shares held by Arrington Moonbeam and may be deemed to be the beneficial owner of such shares. J. Michael Arrington disclaims any beneficial ownership of such securities. The address of Arrington Moonbeam is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(15)	J. Michael Arrington, Managing Partner of Arrington XRP Capital Fund, LP (“Arrington XRP Capital”), has voting and investment control of the shares held by Arrington XRP Capital and may be deemed to be the beneficial owner of such shares. J. Michael Arrington, however, disclaims any beneficial ownership of such securities. The address of Arrington XRP Capital is 382 NE 191st St, Suite 52895, Miami, FL 33179-3899.
(16)	Gerard Lopez, Director of Beaming Victory Limited (“Beaming Victory”), has voting and investment control of the shares held by Beaming Victory and may be deemed to be the beneficial owner of such shares. Gerard Lopez, however, disclaims any beneficial ownership of such securities. The address of Beaming Victory is 3rd Floor, J&C Building, Road Town, Tortola, British Virgin Islands, VG1110.
(17)	Robin Tobias Ladow, General Partner of BNB PIPE, L.P. – Series 1 (“BNB PIPE”), has voting and investment control of the shares held by BNB PIPE and may be deemed to be the beneficial owner of such shares. Robin Tobias Ladow, however, disclaims any beneficial ownership of such securities. The address of BNB PIPE is Apartment 10, Villa des Cigognes, 15 Bis Rue Louis Auréglia, 98000 Monaco.
(18)	Consists of 198,020 shares of Common Stock. Darren Dineen has voting and investment control of the shares held by Boolean Investment Holdings Limited and may be deemed to be the beneficial owner of such shares. Darren Dineen disclaims any beneficial ownership of such securities. The address of Boolean Investment is Windward 3, Regatta Office Park, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands.

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(19)	David Garcia, Partner of Borderless Multi-Strategy Fund V LP (“Borderless Multi-Strategy Fund V”), has voting and investment control of the shares held by Borderless Multi-Strategy Fund V and may be deemed to be the beneficial owner of such shares. David Garcia, however, disclaims any beneficial ownership of such securities. The address of Borderless Multi-Strategy Fund V is 4290 South Highway 27 Suite 201 Space 3, Clermont, FL 34711.
(20)	Edward M. Breed Jr., Principal of the GP of Breed Fund II, LP (“Breed Fund II”), has voting and investment control of the shares held by Breed Fund II and may be deemed to be the beneficial owner of such shares. Edward M. Breed Jr. disclaims any beneficial ownership of such securities. The address of Breed Fund II is 508 Castania Ave, Coral Gables, FL 33146.
(21)	Consists of 1,386,140 shares of Common Stock. The address of Broocknell Holdings is 1 Poseidonos Str, Ledra Business Centre, Egkomi, CY-2406, Nicosia, Cyprus.
(22)	William Rose of BTG Pactual Absolute Return Master Fund LP (“BTG Pactual”), has voting and investment control of the shares held by BTG Pactual and may be deemed to be the beneficial owner of such shares. William Rose, however, disclaims any beneficial ownership of such securities. The address of BTG Pactual is 601 Lexington Ave, 57th Floor, New York, NY 10022.
(23)	Neil Harounian, President of BZH, LLC (“BZH”), has voting and investment control of the shares held by BZH and may be deemed to be the beneficial owner of such shares. Neil Harounian disclaims any beneficial ownership of such securities. The address of BZH is 30 N. Gould St. Ste. N., Sheridan, WY 82801.
(24)	Xiyan Sun, Director of CC Ventures (“CC Ventures”), has voting and investment control of the shares held by CC Ventures and may be deemed to be the beneficial owner of such shares. Xiyan Sun, however, disclaims any beneficial ownership of such securities. The address of CC Ventures is 122 Mary Street, George Town, Grand Cayman, KYI 1206.
(25)	Grigori Fishman, Director of Chiron Management Company Limited (“Chiron Management”), has voting and investment control of the shares held by Chiron Management and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Chiron Management is 13/F Building 162 Queen’s Road Central, Hong Kong.
(26)	Eli Zakirov, the natural control person of Citium Holdings SPF (“Citium Holdings”), has voting and investment control of the shares held by Citium Holdings and may be deemed to be the beneficial owner of such shares. Eli Zakirov disclaims any beneficial ownership of such securities. The address of Citium Holdings is Hertfordshire Golf & Country Club, Broxbournebury Mansion, White Stubbs Lane, Broxbourne EN10 7PY, United Kingdom.
(27)	Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of CoinFund Liquid Opportunities LP (“CoinFund”), has voting and investment control of the shares held by CoinFund and may be deemed to be the beneficial owner of such shares. Seth Ginns disclaims any beneficial ownership of such securities. The address of CoinFund is 5 Bryant Park Suite 1003, New York, New York 10018.
(28)	George Kikvadze, the natural control person of Cryptic Venture Partners (“Cryptic Venture”), has voting and investment control of the shares held by Cryptic Venture and may be deemed to be the beneficial owner of such shares. George Kikvadze disclaims any beneficial ownership of such securities. The address of Cryptic Venture is Main Street 556, Charlestown, Saint Kitts and Nevis.
(29)	Frédéric Chesnais, Chief Executive Officer of Crypto Blockchain Industries, SA (“Crypto Blockchain Industries”), has voting and investment control of the shares held by Crypto Blockchain Industries and may be deemed to be the beneficial owner of such shares. Frédéric Chesnais disclaims any beneficial ownership of such securities. The address of Crypto Blockchain Industries is 38 rue de Berri, 75008 Paris, France.
(30)	Konstantin Lomashuk, Petrus Dorfling Basson, Oliver Tuke Bell, and Aleksei Mikhailov, (the “Board of Directors”) directors of Cyber Citadel (“Cyber Citadel”) have voting and investment control of the shares held by Cyber Citadel and may be deemed to be the beneficial owner of such shares. The Board of Directors, however, disclaim any beneficial ownership of such securities. The address of Cyber Citadel is P.O. Box 2775, 71 Fort St, 3rd Floor, George Town, Grand Cayman, KY1-1111, Cayman Islands.
(31)	Tekin Salimi, Director of dao5 capital fund II L.P. (“dao5 Capital Fund II”), has voting and investment control of the shares held by dao5 Capital Fund II and may be deemed to be the beneficial owner of such shares. Tekin Salimi, however, disclaims any beneficial ownership of such securities. The address of dao5 Capital Fund II is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

31

(32)	Kyle Powers, Manager of DE SIP LLC (“DE SIP”), has voting and investment control of the shares held by DE SIP and may be deemed to be the beneficial owner of such shares. Kyle Powers, however, disclaims any beneficial ownership of such securities. The address of DE SIP LLC is 151 Calle de San Francisco STE 200 PMB 5534, San Juan, PR 00901.
(33)	Kavita Gupta, General Partner of Delta Blockchain Fund LP (“Delta Blockchain”), has voting and investment control of the shares held by Delta Blockchain and may be deemed to be the beneficial owner of such shares. Kavita Gupta disclaims any beneficial ownership of such securities. The address of Delta Blockchain is 888 Brickell Key Drive, Suite 511, Miami, FL 33131.
(34)	Arul Murugan, Managing Director of Eleven Eleven Algo Cl (“Eleven Eleven Algo”), has voting and investment control of the shares held by Eleven Eleven Algo and may be deemed to be the beneficial owner of such shares. Arul Murugan, however, disclaims any beneficial ownership of such securities. The address of Eleven Eleven Algo Cl is Floor 4, Willow House, Cricket Square, Grand Cayman KY1 9010, Cayman Islands.
(35)	Gratian Schindler, director of Entropy Digital AG (“Entropy Digital”), has voting and investment control of the shares held by Entropy Digital and may be deemed to be the beneficial owner of such shares. Gratian Schindler disclaims any beneficial ownership of such securities. The address of Entropy Digital is Baarerstrasse 141, 6300 Zug, Switzerland.
(36)	Andrey Dashin and Olga Rybalkina, the natural control persons of Exinity Limited (“Exinity”), have voting and investment control of the shares held by Exinity and may be deemed to be the beneficial owners of such shares. Andrey Dashin and Olga Rybalkina disclaim any beneficial ownership of such securities. The address of Exinity is 5th Floor, NEX Tower, Rue Du Savoir, Cybercity, 72201 Ebene, Republic of Mauritius.
(37)	Michael Gelband and Hyung Lee, the natural control persons of ExodusPoint Partners Master Fund, LP (“ExodusPoint”), have voting and investment control of the shares held by ExodusPoint and may be deemed to be the beneficial owners of such shares. Michael Gelband and Hyung Lee, however, disclaim any beneficial ownership of such securities. The address of ExodusPoint Partners Master Fund, LP is 65 E 55th St, New York, NY 10022.
(38)	David Grider, Director of Finality Liquid Opportunities Master Fund Ltd. (“Finality Liquid Opportunities”), has voting and investment control of the shares held by Finality Liquid Opportunities and may be deemed to be the beneficial owner of such shares. David Grider, however, disclaims any beneficial ownership of such securities. The address of Finality Liquid Opportunities Master Fund Ltd. is 9903 S. Santa Monica Blvd., #2900, Beverly Hills, CA 90212.
(39)	Alexander Ruthizer, Manager of For The Tech LLC (“For The Tech”), has voting and investment control of the shares held by For The Tech and may be deemed to be the beneficial owner of such shares. Alexander Ruthizer disclaims any beneficial ownership of such securities. The address of For The Tech is 1309 COFFEEN AVE STE 1200 SHERIDAN, WY 82801.
(40)	Nagendra Bhargava Bharatula, Director of G-20 Hermes Advisory Ltd (“G-20 Hermes Advisory”), has voting and investment control of the shares held by G-20 Hermes Advisory and may be deemed to be the beneficial owner of such shares. Nagendra Bhargava Bharatula, however, disclaims any beneficial ownership of such securities. The address of G-20 Hermes Advisory Ltd is Luna Tower, Waterfront Drive, Road Town, Tortola, VG1110, British Virgin Islands.
(41)	Graticule Asia Macro Advisors LLC (“GAMA”) serves as the investment manager to GAMA DAT IV SPV, LLC (“GAMA DAT IV”). Adam Jason Levinson is the Chief Investment Officer of GAMA and, in such capacity, holds voting and investment power over the shares held by GAMA DAT IV. Accordingly, GAMA and Mr. Levinson may each be deemed to be the beneficial owner of the shares held by GAMA DAT IV. Each of GAMA and Mr. Levinson disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of GAMA DAT IV is c/o 1 Wallich Street, 16-03, Singapore 078881.
(42)	Grigori Fishman, Director of Gluonfield Holdings Limited (“Gluonfield Holdings”), has voting and investment control of the shares held by Gluonfield Holdings and may be deemed to be the beneficial owner of such shares. Grigori Fishman, however, disclaims any beneficial ownership of such securities. The address of Gluonfield Holdings Limited is 3rd Floor Genesis Building, Genesis Close, George Town, PO Box 498, Grand Cayman KY1-1106, Cayman Islands.
(43)	GNT Special Opportunity I LLC, a Delaware limited liability company (“GNT Special”), is the registered shareholder of these shares. GNT GP LLC, a Delaware limited liability company (“GNT GP”) is the sole manager of GNT Special, and each of Gideon Daitz, Tomas Pacak, and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak, and Qadri may be deemed to share beneficial ownership of these shares with GNT Special. However, each of Messrs. Daitz, Pacak, and Qadri disclaim beneficial ownership of these shares. The address of GNT Special Opportunity I LLC is 201 California St Ste 350, San Francisco, CA 94111-5038.

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(44)	Kingsley Advani, Managing Member of Goldmount II, a series of Allocations 2025 Master LLC (“Goldmount II”), has voting and investment control of the shares held by Goldmount II and may be deemed to be the beneficial owner of such shares. Kingsley Advani disclaims any beneficial ownership of such securities. The address of Goldmount II is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.
(45)	Kingsley Advani, Managing Member of Goldmount III a series of Allocations 2025 Master LLC (“Goldmount III”), has voting and investment control of the shares held by Goldmount III and may be deemed to be the beneficial owner of such shares. Kingsley Advani disclaims any beneficial ownership of such securities. The address of Goldmount III is 382 NE 191st St PMB 88102, Miami, Florida 33179-3899.
(46)	Thi Quynh Ho, the natural control person of GSR Growth Investments LP (“GSR Growth Investments”), has voting and investment control of the shares held by GSR Growth Investments and may be deemed to be the beneficial owner of such shares. Thi Quynh Ho, however, disclaims any beneficial ownership of such securities. The address of GSR Growth Investments LP is c/o Zedra Booths Hall, Booths Park 3, Chelford Road, Knutsford, Cheshire, United Kingdom, WA16 8GS.
(47)	Sean Kallir, the Chief Executive Officer and Portfolio Manager of HGC Investment Management Inc, the investment manager of The HGC Fund LP (“HGC”), has voting and investment control of such shares, and may be deemed to be the beneficial owner of such shares. Sean Kallir disclaims any beneficial ownership of such securities. The address of HGC is 1027 Yonge St, Suit 301, Toronto, ON, Canada, M4W 2K9.
(48)	Alexander Pack, the natural control person of Hack Seed Fund II LP (“Hack Seed Fund II”), has voting and investment control of the shares held by Hack Seed Fund II and may be deemed to be the beneficial owner of such shares. Alexander Pack, however, disclaims any beneficial ownership of such securities. The address of Hack Seed Fund II LP is Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.
(49)	Trevor Koverko, through his ownership of TDK Cashflow Ltd, has voting and investment control over Hamble International Inc. (“Hamble International”), which has voting and investment control over the shares of Common Stock held by Hamble International. Mr. Koverko and TDK Cashflow Ltd may be deemed the beneficial owner of such shares of Common Stock. The address of Hamble International is Suite 1, Ground Floor, The Financial Services Centre Bishop’s Court Hill Street Michael BB14004, Barbados.
(50)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Concentrated, LP (“Harraden Circle Concentrated”), has voting and investment control of the shares held by Harraden Circle Concentrated and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Concentrated is 299 Park Avenue, 21st Floor, New York, NY 10171.
(51)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Investors, LP (“Harraden Circle Investors”), has voting and investment control of the shares held by Harraden Circle Investors and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Investors is 299 Park Avenue, 21st Floor, New York, NY 10171.
(52)	Frederick V. Fortmiller, Jr., Managing Member of Harraden Circle Special Opportunities, LP (“Harraden Circle Special Opportunities”), has voting and investment control of the shares held by Harraden Circle Special Opportunities and may be deemed to be the beneficial owner of such shares. Frederick V. Fortmiller, Jr. disclaims any beneficial ownership of such securities. The address of Harraden Circle Special Opportunities is 299 Park Avenue, 21st Floor, New York, NY 10171.
(53)	Hivemind Validation QOZ GP is the general partner of Hivemind Validation Master Fund. Hivemind Capital Partners, LLC (“HCP”) is the investment manager of Hivemind Validation Master Fund. HCP’s voting and investment decisions are made by an investment committee members comprised of Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind GP, HCP and the Investment Committee Members disclaim beneficial ownership of the securities listed above held by Hivemind Validation Master Fund, except to the extent of pecuniary interest therein. The address of Hivemind Validation Master Fund is c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.
(54)	Bradley Mills, President of HODL Holdings Inc. (“HODL Holdings”), has voting and investment control of the shares held by HODL Holdings and may be deemed to be the beneficial owner of such shares. Bradley Mills, however, disclaims any beneficial ownership of such securities. The address of HODL Holdings Inc. is 161-62 Frank Street, Strathroy, Ontario, Canada N7G 1T7.

33

(55)	Fiducia Trustees Ltd, the sole director of Huddle Park Ltd (“Huddle Park”), the underlying company of an irrevocable and non-discretionary trust. The address of Huddle Park is 11 Habarzel Street, Tel Aviv, Israel, 6971017.
(56)	Gregory Carson, Chief Executive Officer of Humla Ventures on behalf of TBD, SPV (“Humla Holdings”), has voting and investment control of the shares held by Humla Holdings and may be deemed to be the beneficial owner of such shares. Gregory Carson, however, disclaims any beneficial ownership of such securities. The address of Humla Ventures on behalf of TBD, SPV is 30 Washington St, apt 14-S, 00907 San Juan, PR.
(57)	Andrew Hoppin, Manager and Co-Chief Investment Officer of Hyla Liquid Venture Fund, LP (“Hyla Liquid Venture Fund”), has voting and investment control of the shares held by Hyla Liquid Venture Fund and may be deemed to be the beneficial owner of such shares. Andrew Hoppin, however, disclaims any beneficial ownership of such securities. The address of Hyla Liquid Venture Fund, LP is 1721 Broadway, Suite 201, Oakland, CA 94602.
(58)	Hypersphere Atlas Management Ltd. has voting and investment control over the shares held by Hypersphere Atlas Master Fund Ltd. The address of record is Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, George Town, Grand Cayman KY1-1002, Cayman Islands.
(59)	Zhenhua Wang, the natural control person of Inventive Sino Limited (“Inventive Sino”), has voting and investment control of the shares held by Inventive Sino and may be deemed to be the beneficial owner of such shares. Zhenua Wang disclaims any beneficial ownership of such securities. The address of Inventive Sino is 1005, 10/F, ICBC Tower 3 Garden Road, Central, Hong Kong.
(60)	Akio Tanaka, Director of IVC Advisory Co. Ltd. (“IVC Advisory”), has voting and investment control of the shares held by IVC Advisory and may be deemed to be the beneficial owner of such shares. Akio Tanaka, however, disclaims any beneficial ownership of such securities. The address of IVC Advisory Co. Ltd. is 1F, No. 24, Alley 2, Lane 397, Mingshui Road, Zhongshan District, Taipei City, Taiwan 10491.
(61)	Turner Batty and Matthew Berger, the natural control persons of Jane Street Global Trading, LLC (“Jane Street”), have voting and investment control of the shares held by Jane Street and may be deemed to be the beneficial owners of such shares. Turner Batty and Matthew Berger, however, disclaim any beneficial ownership of such securities. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.
(62)	Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe, respectively, the Sole Shareholder and the Managing Directors of JB-Growth GmbH (“JB-Growth”), have voting and investment control of the shares held by JB-Growth and may be deemed to be the beneficial owners of such shares. Jan Beckers, Dr. Fritz Schuchmann and Peter Wibbe disclaim any beneficial ownership of such securities. The address of JB-Growth is Attilastrasse 18, 12529 Schoenefeld, Germany.
(63)	Timothy Chen, Manager of JL SOF I A Series of Allocations 2025 Master, LLC (“JL SOF I”), has voting and investment control of the shares held by JL SOF I and may be deemed to be the beneficial owner of such shares. Timothy Chen disclaims any beneficial ownership of such securities. The address of JL SOF I is 1250 Ponce De Leon Ave Ste 301, PMB 2033, San Juan, Puerto Rico, 00907.
(64)	Jeannie Vu, President of Kenetic FO LLC (“Kenetic FO”), has voting and investment control of the shares held by Kenetic FO and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Kenetic FO LLC is 53 Calle Las Palmeras Ste 903, San Juan, PR 00901.
(65)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The principal address of the foregoing entities is CO SERVICES CAYMAN LIMITED, Willow House, Cricket Square, Grand Cayman KY1 1001, Cayman Islands.
(66)	Chen Jiaxiao, Director of Layertech Inc. (“Layertech”), has voting and investment control of the shares held by Layertech and may be deemed to be the beneficial owner of such shares. Chen Jiaxiao, however, disclaims any beneficial ownership of such securities. The address of Layertech Inc. is Intershore Chambers, Road Town, Tortola, British Virgin Islands.
(67)	Lee Pennington, Partner of LeadSeven LLC (“LeadSeven”), has voting and investment control of the shares held by LeadSeven and may be deemed to be the beneficial owner of such shares. Lee Pennington, however, disclaims any beneficial ownership of such securities. The address of LeadSeven LLC is 704 N King St. Ste 500, Wilmington, DE 19801.

34

(68)	Yang Qi, Director of LTP Equity Opportunities I Limited (“LTP Equity Opportunities”), has voting and investment control of the shares held by LTP Equity Opportunities and may be deemed to be the beneficial owner of such shares. Yang Qi disclaims any beneficial ownership of such securities. The address of LTP Equity Opportunities is 9 Battery Road, #09-01 MYP Centre, Singapore 049910.
(69)	Arthur Hayes, Director of Maelstrom Fund (BVI), Ltd. (“Maelstrom Fund”), has voting and investment control of the shares held by Maelstrom Fund and may be deemed to be the beneficial owner of such shares. Arthur Hayes disclaims any beneficial ownership of such securities. The address of Maelstrom Fund is G/F U Lam Court, 5 U Lam Terrace, Hong Kong.
(70)	Elias Taeid, as sole trustee of the Elias Taeid 2021 JKT Family Trust, the Managing Member of Mazel Investors LLC (“Mazel Investors”), has voting and investment control of the shares held by Mazel Investors and may be deemed to be the beneficial owner of such shares. Elias Taeid, however, disclaims any beneficial ownership of such securities. The address of Mazel Investors LLC is 40 Curtermill Road, Suite 503, Great Neck, NY 11021.
(71)	Merkle Tree Markets Ltd. (“Merkle Tree Markets”) is a wholly-owned subsidiary of Blockchain.com Group Holdings, Inc (“Blockchain.com”). Simon Peter Smith, Chief Executive Officer of Blockchain.com, has voting and investment control of the shares held by Merkle Tree Markets and may be deemed to be the beneficial owner of such shares. Simon Peter Smith disclaims any beneficial ownership of such securities. The address of Merkle Tree Markets is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(72)	Marina Ramazashvili, Director of Mission Gate Inc (“Mission Gate”), has voting and investment control of the shares held by Mission Gate and may be deemed to be the beneficial owner of such shares. Marina Ramazashvili, however, disclaims any beneficial ownership of such securities. The address of Mission Gate Inc is Quijano Chambers, P.O. Box 3159, Road Town, Tortola, British Virgin Islands.
(73)	Matthew MacIsaac, Secretary of MM Asset Management Inc. Investment Advisor to MMCAP International Inc. SPC (“MMCAP”), has voting and investment control of the shares held by MMCAP and may be deemed to be the beneficial owner of such shares. Matthew MacIsaac, however, disclaims any beneficial ownership of such securities. The address of MMCAP International Inc. SPC is Mourant Governance Service (Cayman) Ltd, 94 Solaris Ave, Camana Bay BO 1348, Grand Cayman, Cayman Islands KY1-1108.
(74)	Shiliang Tang, Chief Executive Officer of MNNC Capital Digital Asset Opportunities Master Fund, LP (“MNNC Capital”), has voting and investment control of the shares held by MNNC Capital and may be deemed to be the beneficial owner of such shares. Shiliang Tang disclaims any beneficial ownership of such securities. The address of MNNC Capital is MNNC Group LLC, 525 Washington Blvd, Third Floor, Jersey City, NJ 07310.
(75)	Tatiana Koffman, Manager of Moonwalker SPV 1 LLC (“Moonwalker SPV 1”), has voting and investment control of the shares held by Moonwalker SPV 1 and may be deemed to be the beneficial owner of such shares. Tatiana Koffman disclaims any beneficial ownership of such securities. The address of Moonwalker SPV 1 is 2093 Philadelphia Pike #9690, Claymont, DE 19703.
(76)	Jianping Kong, Chairman of the board of directors of Nano Labs Ltd (“Nano Labs”), has voting and investment control of the shares held by Nano Labs and may be deemed to be the beneficial owner of such shares. Jianping Kong disclaims any beneficial ownership of such securities. The address of Nano Labs is China Yuangu Hanggang Technology Building, 509 Qianjiang Road, Shangcheng District, Hangzhou, Zhejiang People’s Republic of China.
(77)	Yang Linke, Manager of O&L SPV a series of Allocations 2025 Master, LLC (“O&L SPV”), has voting and investment control of the shares held by O&L SPV and may be deemed to be the beneficial owner of such shares. Yang Linke disclaims any beneficial ownership of such securities. The address of O&L SPV is 1042 E Fort Union Blvd Number 368, Midvale, UT 84047.
(78)	Nancy Oh, Portfolio Manager of One68 Global Capital, LLC (“One68 Global Capital”), has voting and investment control of the shares held by One68 Global Capital and may be deemed to be the beneficial owner of such shares. Nancy Oh, however, disclaims any beneficial ownership of such securities. The address of One68 Global Capital, LLC is 280 Park Ave, 5th Floor, NY, NY 10017.
(79)	David Nikzad, Chief Executive Officer of Orthogonal Thinker Inc. (“Orthogonal Thinker”), has voting and investment control of the shares held by Orthogonal Thinker and may be deemed to be the beneficial owner of such shares. David Nikzad, however, disclaims any beneficial ownership of such securities. The address of Orthogonal Thinker Inc. is 1215 South Kihei Rd., Suite O #424, Kihei, HI 96753.

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(80)	Consists of 350,000 shares of Common Stock underlying the Asset Manager Warrants. Joel Padowitz, Managing Member of Palladium Holdings, LLC (“Palladium Holdings”), has voting and investment control of the shares held by Palladium Holdings and may be deemed to be the beneficial owner of such shares. Joel Padowitz, however, disclaims any beneficial ownership of such securities. The address of Palladium Holdings, LLC is 152 West 57th Street, 24th Floor, New York, NY 10019.
(81)	Jeannie Vu, Manager of Palmas Accelerate SPV LLC a series of Palmas SPV LLC (“Palmas Accelerate SPV”), has voting and investment control of the shares held by Palmas Accelerate SPV and may be deemed to be the beneficial owner of such shares. Jeannie Vu, however, disclaims any beneficial ownership of such securities. The address of Palmas Accelerate SPV LLC a series of Palmas SPV LLC is 53 Calle Las Palmeras Ste 903, San Juan, PR 00901.
(82)	Pantera Blockchain Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Blockchain Fund LP and has control and discretion over the shares held by Pantera Blockchain Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Blockchain Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera Blockchain Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(83)	Pantera DAT Opportunities Master Fund SP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera DAT Opportunities Master Fund SP and has control and discretion over the shares held by Pantera DAT Opportunities Master Fund SP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera DAT Opportunities Master Fund SP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of Pantera DAT Opportunities Master Fund SP is 600 Montgomery Street, San Francisco, CA 94111.
(84)	Pantera Liquid Token Fund LP is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Liquid Token Fund LP and has control and discretion over the shares held by Pantera Liquid Token Fund LP. As such, PCP LP may be deemed the beneficial owner of the shares held by Pantera Liquid Token Fund LP. PCP LP disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein.. The address of Pantera Liquid Token Fund LP is 600 Montgomery Street, San Francisco, CA 94111.
(85)	Daniel Chaudhry, Director of Paper Group Inc (“Paper Group”), has voting and investment control of the shares held by Paper Group and may be deemed to be the beneficial owner of such shares. Daniel Chaudhry disclaims any beneficial ownership of such securities. The address of Paper Group is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.
(86)	Joseph Weinberg, Director of Paycase Financial Corp. (“Paycase Financial”), has voting and investment control of the shares held by Paycase Financial and may be deemed to be the beneficial owner of such shares. Joseph Weinberg disclaims any beneficial ownership of such securities. The address of Paycase Financial is 3080 Yonge Street, Suite 6060, Toronto, ON. M4N3N1.
(87)	Consists of 39,604 shares of Common Stock. The address of Perga Capital is 1000 Biscayne Blvd #1501, Miami, FL 33132.
(88)	Philippe Bekhazi, Chief Executive Officer of Phiton Ventures, LLC (“Phiton Ventures”), has voting and investment control of the shares held by Phiton Ventures and may be deemed to be the beneficial owner of such shares. Philippe Bekhazi, however, disclaims any beneficial ownership of such securities. The address of Phiton Ventures, LLC is 2955 NE 7th Ave, Miami, FL 33137.
(89)	Matthew Pinz, Chief Investment Officer and Managing Member of Pinz Capital Special Opportunities Fund LP, has voting and investment control of the shares held by Pinz Capital Special Opportunities Fund LP and may be deemed to be the beneficial owner of such shares. Matthew Pinz disclaims any beneficial ownership of such securities. The address of Pinz Capital Special Opportunities Fund LP is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.
(90)	Erlisa Zherka, Manager of Project Alpha B No 2, a series of GCRx Master LLC (“Project Alpha B No 2”), has voting and investment control of the shares held by Project Alpha B No 2 and may be deemed to be the beneficial owner of such shares. Erlisa Zherka, however, disclaims any beneficial ownership of such securities. The address of Project Alpha B No 2, a series of GCRx Master LLC is 2290, 1007 N Orange St. 4th Floor, Wilmington, DE, New Castle, US, 19801.

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(91)	Peter Wong, Director of Propel Horizon Holdings Limited (“Propel Horizon”), has voting and investment control of the shares held by Propel Horizon and may be deemed to be the beneficial owner of such shares. Peter Wong disclaims any beneficial ownership of such securities. The address of Propel Horizon is Suite 3308, 33/F, Champion Tower, 3 Garden Road, Central, Hong Kong.
(92)	PV Special Opportunity I LLC, a Delaware limited liability company (“PV Special”), is the registered shareholder of these shares. GNT GP LLC, a Delaware limited liability company (“GNT GP”) is the sole manager of PV Special, and each of Gideon Daitz, Tomas Pacak, and Nabeel Qadri are the managers of GNT GP. As such, GNT GP and each of Messrs. Daitz, Pacak, and Qadri may be deemed to share beneficial ownership of these shares with PV Special. However, each of Messrs. Daitz, Pacak, and Qadri disclaim beneficial ownership of these shares. The address of PV Special Opportunity I LLC is 201 California St Ste 350, San Francisco, CA 94111-5038.
(93)

Viktor Fischer and Jakub Havrlant, the natural control persons of RBCH II Ltd. (“RBCH II”), have voting and investment control of the shares held by RBCH II and may be deemed to be the beneficial owners of such shares. Viktor Fischer and Jakub Havrlant disclaim any beneficial ownership of such securities. The address of RBCH II is c/o Blockad s.r.o., Generála Píky 430/26, Dejvice, 160 00, Prague, Czech Republic.

(94)	Republic Digital Fund Manager LLC (“Republic Digital”) serves as the investment manager to Republic Digital Opportunistic Digital Assets Master Fund, Ltd. (the “Selling Stockholder”). Joseph Naggar is the Chief Executive Officer and Chief Investment Officer of Republic Digital and, in such capacity, holds voting and investment power over the shares held by the Selling Stockholder. Accordingly, Republic Digital and Mr. Naggar may each be deemed to be the beneficial owner of the shares held by the Selling Stockholder. Each of Republic Digital and Mr. Naggar disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for the Selling Stockholder is 149 5th Avenue, 10th Floor, New York, NY 10010.
(95)	Louis Camhi, Chief Investment Officer of RLH Capital LLC (“RLH Capital”), has voting and investment control of the shares held by RLH Capital and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH Capital LLC is 119 Hicks Lane, Great Neck, NY 11024.
(96)	Louis Camhi, Chief Investment Officer of RLH Capital LLC, the Manager of RLH SPAC Fund LP (“RLH SPAC Fund”), has voting and investment control of the shares held by RLH SPAC Fund and may be deemed to be the beneficial owner of such shares. Louis Camhi, however, disclaims any beneficial ownership of such securities. The address of RLH SPAC Fund LP is 119 Hicks Lane, Great Neck, NY 11024.
(97)	Paul Yablon, General Partner of Room40 Capital Partners Master LP (“Room40 Capital Partners”), has voting and investment control of the shares held by Room40 Capital Partners and may be deemed to be the beneficial owner of such shares. Paul Yablon, however, disclaims any beneficial ownership of such securities. The address of Room40 Capital Partners Master LP is 30 W 24th Street, Floor 10, New York, NY 10010.
(98)	Michael Steinberg, Managing Member of Reciprocal Ventures SPV GP, LLC, the general partner of RV III BNCE, LP (“RV III BNCE”), may be deemed to have voting, investment and dispositive power over the shares held by RV III BNCE. Michael Steinberg, however, disclaims any beneficial ownership of such securities, except to the extent of his actual pecuniary interest in such shares. The address of RV III BNCE is 24 W 25th Street, 5th Floor, New York, NY 10010.
(99)	The Securityholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.
(100)	The Securityholder is managed by Saba Capital Management, LP. Saba Capital Management GP LLC is the General Partner of Saba Capital Management, LP. Boaz Weinstein is the managing member of Saba Capital Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities reported by this Securityholder. Mr. Weinstein disclaims any beneficial ownership of the securities reported by such Securityholder other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income & Opportunities Fund II is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174.

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(101)	Boaz Weinstein, the managing member of Saba Capital Management GP LLC, the General Partner of Saba Capital Management, LP, which manages Saba Capital Master Fund, Ltd. (“Saba Capital Master Fund”), has voting and investment control of the shares held by Saba Capital Master Fund and may be deemed to be the beneficial owner of such shares. Boaz Weinstein disclaims any beneficial ownership of the securities reported by such securityholder other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Saba Capital Master Fund, Ltd. is c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, NY 10174. To the Company’s knowledge, Saba Capital Master Fund, Ltd. has not had any position, office, or other material relationship with the Company or any of its affiliates within the past three years.
(102)	Consists of 1,188,120 shares of Common Stock. The address of Sanctuary London is 8 The Green, Suite A, Dover, DE 19901, United States.
(103)	Shakeeb Ahmad Zahir, Director of SecondLane BNB Ltd. (“SecondLane BNB”), has voting and investment control of the shares held by SecondLane BNB and may be deemed to be the beneficial owner of such shares. Shakeeb Ahmad Zahir, however, disclaims any beneficial ownership of such securities. The address of SecondLane BNB Ltd. is Lorentzstraat 74, 3817XM, Amersfoort, Netherlands.
(104)	David Shafrir, Chief Executive Officer of Secure Digital Payments Corp (“Secure Digital Payments”), has voting and investment control of the shares held by Secure Digital Payments and may be deemed to be the beneficial owner of such shares. David Shafrir, however, disclaims any beneficial ownership of such securities. The address of Secure Digital Payments Corp is 80 Yorkville Ave, Unit 904, Toronto, ON M5R-2C2, Canada.
(105)

Seth Ginns, Managing Member of CoinFund Liquid Opportunities GP LLC, the General Partner of Series F Liquid Opportunities LP (“Series F Liquid Opportunities”), has voting and investment control of the shares held by Series F Liquid Opportunities and may be deemed to be the beneficial owner of such shares. Seth Ginns disclaims any beneficial ownership of such securities. The address of Series F Liquid Opportunities is 5 Bryant Park Suite 1003, New York, New York 10018.

(106)	Andrew Meehan, Chief Operating Officer of Shay Capital LLC (“Shay Capital”), has voting and investment control of the shares held by Shay Capital and may be deemed to be the beneficial owner of such shares. Andrew Meehan, however, disclaims any beneficial ownership of such securities. The address of Shay Capital LLC is 280 Park Avenue, 5th Floor West, New York, NY 10017.
(107)	George Alexander, Director of SLN Capital Limited (“SLN Capital”), has voting and investment control of the shares held by SLN Capital and may be deemed to be the beneficial owner of such shares. George Alexander, however, disclaims any beneficial ownership of such securities. The address of SLN Capital Limited is Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands.
(108)	Consists of 23,762 shares of Common Stock. The address of Sternstar is 5344 Boca Marina Cir N, Boca Raton, FL 33487.
(109)	Rennick Palley, Manager of Stratos Liquid Fund LP (“Stratos Liquid Fund”), has voting and investment control of the shares held by Stratos Liquid Fund and may be deemed to be the beneficial owner of such shares. Rennick Palley, however, disclaims any beneficial ownership of such securities. The address of Stratos Liquid Fund LP is 610 Newport Center Dr, Suite 430, Newport Beach, CA 92660.
(110)	Consists of 640,099 shares of Common Stock underlying the Asset Manager Warrants issued pursuant to the Asset Management Agreement, dated August 5, 2025, by and between the Company and 10X Capital Partners LLC.
(111)	Consists of 2,376,239 shares of Common Stock underlying the Strategic Advisor Warrants issued pursuant to the Strategic Advisor Agreement by and between the Company and 10X BNB Cayman Sponsor.
(112)	Tatiana Fileva, Sole Shareholder of TF Investments FZ-LLC (“TF Investments”), has voting and investment control of the shares held by TF Investments and may be deemed to be the beneficial owner of such shares. Tatiana Fileva disclaims any beneficial ownership of such securities. The address of TF Investments is B05-513A, Business Center 04, RAKEZ Business Zones located in Al Nakheel Area, RAK, United Arab Emirates.
(113)	Consists of 495,050 shares of Common Stock. Tal Robert Zahavi has voting and investment control of the shares held by TFP Capital (BVI) Holdings Ltd. and may be deemed to be the beneficial owner of such shares. Tal Robert Zahavi disclaims any beneficial ownership of such securities. The address of TFP Capital is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.
(114)	Peter Bremberg, the majority owner and manager of The Quarry LP, the investment advisor of TQ Master Fund LP (“TQ Master Fund”), has voting and investment control of the shares of the shares held by TQ Master Fund and may be deemed to be the beneficial owner of such shares. The Quarry LP and Mr. Bremberg disclaims any beneficial ownership of such securities. The address of TQ Master Fund is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

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(115)	Valerijs Vavilovs, Director of V3 Holding Limited (“V3 Holding”), has voting and investment control of the shares held by V3 Holding and may be deemed to be the beneficial owner of such shares. Valerijs Vavilovs, however, disclaims any beneficial ownership of such securities. The address of V3 Holding Limited is 11 Al Nahmah St, Villa 11, Apt 2-4, Abu Dhabi, UAE.
(116)	Anthony Trotta, Principal of Vernon Capital, LLC (“Vernon Capital”), has voting and investment control of the shares held by Vernon Capital and may be deemed to be the beneficial owner of such shares. Anthony Trotta, however, disclaims any beneficial ownership of such securities. The address of Vernon Capital, LLC is 366 Camino de Las Pomarrosas, Dorado, PR 00646.
(117)	Consists of 49,506 shares of Common Stock. The address of Vitamin Q Capital is 1034 N Chartwell Ct, Salt Lake City, UT 84103.
(118)	Thibault Reichelt and Hui Liu, the Director and sole shareholder, respectively, of Winone Limited (“Winone”), have voting and investment control of the shares held by Winone and each may be deemed to be the beneficial owner of such shares. Thibault Reichelt and Hui Liu, however, disclaim any beneficial ownership of such securities. The address of Winone Limited is Vistra, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.
(119)	Consists of 13,860 shares of Common Stock. The address of Yugana Hana is 425 Carr 693, STE 1 PMB 093, Dorado, PR 00646.
(120)	Consists of 2,150,481 shares of Common Stock, 7,750,510 shares of Common Stock underlying the Pre-Funded Warrants, 9,900,991 shares of Common Stock underlying the Stapled Warrants and 3,564,359 shares of Common Stock underlying the Strategic Advisor Warrants. Changpeng Zhao, director of YZi Labs Management Ltd. (“YZi Labs”), has voting and investment control of the shares held by YZi Labs and may be deemed to be the beneficial owner of such shares. Changpeng Zhao disclaims any beneficial ownership of such securities. The address of YZi Labs is 2nd Floor Water’s Edge Building, PO Box 2429 Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.
(121)	Sergey Kondrashin has voting and investment control of the shares held by Sergey Kondrashin and may be deemed to be the beneficial owner of such shares. Sergey Kondrashin, however, disclaims any beneficial ownership of such securities. The address of Sergey Kondrashin is Chemin Marie Dentiere 12 Geneva, 1206 Switzerland.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary — Recent Developments — Private Placement Offering,” and (iii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Securities and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

●	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares held by such selling shareholder to close out its short position;

●	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

●	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Stockholder;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus form a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We are obligated to maintain the effectiveness of this registration statement until all of the PIPE Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Strategic Advisor Warrants, and Strategic Advisor Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. Pursuant to the terms of the Asset Manager Warrants, we are also obligated to register the Asset Manager Warrants and Asset Manager Warrant Shares. Pursuant to the terms of the Stapled Warrants, we are also obligated to register the Stapled Warrants and Stapled Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters related to Nevada law and the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Fox Rothschild LLP. Certain legal matters will be passed upon for us by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of CEA Industries Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated into this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CEA Industries Inc. appearing in the Annual Report on Form 10-KT of CEA Industries Inc. for the transition period from January 1, 2025 to April 30, 2025 (including any schedule appearing therein) have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://ir.ceaindustries.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 27, 2025) and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (filed with the SEC on July 25, 2025);

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 (filed with the SEC on May 15, 2025);

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2025, April 1, 2025, May 8, 2025, June 9, 2025, June 10, 2025, July 3, 2025, July 28, 2025, August 1, 2025, August 8, 2025, August 19, 2025, August 25, 2025, September 2, 2025, and September 9, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	The description of our common stock and warrants in our Registration Statement on Form 8-A12B, which was filed with the SEC on February 4, 2022 (File No. 001-41266), and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 to the Annual Report on Form 10-K filed with the SEC on March 27, 2025.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://bnc.network/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the base prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CEA Industries Inc.

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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64,186,195 Shares of Common Stock

and

41,754,478 Shares of Common Stock

7,750,510 Pre-Funded Warrants to Purchase up to 7,750,510 Shares of Common Stock

7,750,510 Shares of Common Stock Underlying Pre-Funded Warrants

5,940,598 Strategic Advisor Warrants to Purchase up to 5,940,598 Shares of Common Stock

5,940,598 Shares of Common Stock Underlying Strategic Advisor Warrants

990,100 Asset Manager Warrants to Purchase up to 990,100 Shares of Common Stock

990,100 Shares of Common Stock Underlying Asset Manager Warrants

49,504,988 Stapled Warrants to Purchase up to 49,504,988 Shares of Common Stock

49,504,988 Shares of Common Stock Underlying Stapled Warrants

Offered by Selling Stockholders

PROSPECTUS

September 19, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

SEC Registration Fee		$302,169.61
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Miscellaneous		*
Total	$	*

* These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

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Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed on January 28, 2010).

3.1.1	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K filed April 2, 2018).

3.1.2	Certificate of Designations of Preferences, Rights, and Limitations of Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K as filed on May 12, 2014).

3.1.3	Certificate of Designations of Preferences, Rights, and Limitations of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed on September 30, 2021).

3.1.4	Amendment to Articles of Incorporation to increase capitalization and redeem Class A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 4, 2021).

3.1.5	Amendment to Articles of Incorporation to change corporate name (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 18, 2021).

3.1.6	Amendment to Articles of Incorporation to affect a reverse split and fix the new capitalization of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on February 1, 2022).

3.1.7	Amendment to Articles of Incorporation to effect a reverse split filed with the State of Nevada on May 23, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on June 5, 2024).

3.2	Bylaws, as amended (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed April 2, 2018).

4.1	Form of Pre-Funded Warrant, dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025)).

4.2	Form of Strategic Advisor Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.3	Form of Asset Manager Warrant, dated August 5, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on August 8, 2025).

4.4	Form of Stapled Warrant dated July 28, 2025 (incorporated herein by reference from the Current Report on Form 8-K filed with the SEC on July 28, 2025).

5.1	Opinion of Fox Rothschild LLP.

5.2	Opinion of Winston & Strawn LLP.

23.1	Consent of Sadler, Gibb & Associates, LLC.

23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1)

23.3	Consent of Winston & Strawn LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page of Registration Statement).

101	Interactive Data File

107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

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(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on September 19, 2025.

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Namdar and Anthony K. McDonald, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Namdar		September 19, 2025
David Namdar

/s/ Anthony K. McDonald		September 19, 2025
Anthony K. McDonald

/s/ Nicholas J. Etten		September 19, 2025
Nicholas J. Etten

/s/ Hans Thomas		September 19, 2025
Hans Thomas

/s/ Russell Read		September 19, 2025
Russel Read

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